UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 26, 2007

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

UAL Corporation (the “Company”) sponsors a cash incentive program for employees called the Success Sharing Program, which consists of two plans, the UAL Corporation Success Sharing Program — Performance Incentive Plan (“Performance Incentive”) and the UAL Corporation Success Sharing Program — Profit Sharing Plan (“Profit Sharing”).

Performance Incentive

Performance Incentive payments are based on the Company’s attainment of quarterly and annual performance goals, which are reviewed and approved by the Human Resources Subcommittee of the Board of Directors and change each year.  Approximately 54,000 U.S. and non-U.S. employees are eligible to participate in the plan.

For 2007, Performance Incentive consists of two quarterly goals (customer satisfaction and operational reliability) as well as an annual operating earnings goal.  For each goal, there are “Threshold,” “Target,” and “Maximum” performance levels, which determine the total payout as follows:

•                  If the Company performs below Threshold for a goal, the plan makes no payment for that goal.

•                  If the Company performs at Threshold for a goal, the plan pays about 17% of Target (or 50% for all three goals).

•                  If the Company achieves Target performance for a goal, the plan pays about 33% of Target (or 100% for all three goals).

•                  If the Company hits the Maximum performance level for a goal, the plan pays about 67% of Target (or 200% for all three goals).

•                  To the extent that Company performance falls between Threshold and Target or between Target and Maximum, the percentages described above are pro rated.

If the Company achieves Target performance for all three goals in 2007, the plan would pay approximately $91 million.  In 2006, the Company performed at 120% of Target and the plan will pay approximately $104 million.  In 2005, the Company performed at 80% of target and the plan paid approximately $76 million.

Profit Sharing

Profit Sharing consists of a single component.  For 2006 through 2009, if the Company has more than $10 million in adjusted pre-tax earnings in the calendar year, 15% of all adjusted pre-tax earnings (7.5% in 2006) will form a pool of money to be divided among approximately 53,000 U.S. employees based on the ratio of each eligible employee’s total wages for the year to the total wages of all eligible employees for the year.  International employees are not eligible for Profit Sharing.  The plan will pay approximately $11 million for 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements included in this Form 8-K are forward-looking and thus reflect the Company’s current expectations and beliefs with respect to certain current and future events and financial performance.  Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements.  Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the

Company’s ability to execute its business plan; the Company’s ability to attract, motivate and/or retain key employees; the Company’s ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and refining capacity in relevant markets); the effects of  any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand; capacity decisions of our competitors, U.S. or foreign governmental legislation, regulation and other actions; the ability of the Company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized.  The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

Prior Filings

The Performance Incentive plan document and Profit Sharing plan document, as in effect for 2007, were previously filed as Exhibits 10.4 and 10.5 respectively to UAL’s Form 10-K for the year ended December 31, 2006.  For convenience, the Performance Incentive plan document and Profit Sharing plan document, as in effect for 2007, are also filed herewith as Exhibits 99.1 and 99.2 respectively.  They are unchanged from the Exhibits attached to the Form 10-K.

The Performance Incentive plan document, as in effect for 2006, was previously filed as Exhibit 10.41 to UAL’s Form 10-K for the year ended December 31, 2003 (UAL Corporation Success Sharing Program — Performance Incentive Plan dated January 1, 2004), as Exhibit 10.1 to UAL’s Form 10-Q for the quarter ended September 30, 2004 (Declaration of Amendment to UAL Corporation Success Sharing Program — Performance Incentive Plan dated July 15, 2004), and as Exhibit 10.2 to UAL’s Form 10-Q for the quarter ended September 30, 2004 (Declaration of Amendment to UAL Corporation Success Sharing Program — Performance Incentive Plan dated August 24, 2004).

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits           Description

99.1         UAL Corporation Success Sharing Program — Performance Incentive Plan

99.2         UAL Corporation Success Sharing Program — Profit Sharing Plan

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  March  26, 2007

EXHIBIT INDEX

Exhibit No.	Description
*99.1	UAL Corporation Success Sharing Program — Performance Incentive Plan
*99.2	UAL Corporation Success Sharing Program — Profit Sharing Plan

*                    Filed herewith electronically.